EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-238199) and Form S-8 (Nos. 33-83516, 333-37886, 333-79039, 333-115918, 333-85608, 333-15429, 333-211735, and 333-197201) of Martin Marietta Materials, Inc. of our report dated February 22, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

February 22, 2022